                                                                   EXHIBIT 23.6

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Hearst-Argyle Television, Inc. of our report dated November 13, 1998, relating to the financial statements of Kelly Broadcasting Co., which appears in Hearst-Argyle's Current Reports on Form 8-K dated September 17, 1998, as amended by Form 8-K/A dated December 7, 1998. We also consent to the references to us under the caption "Experts" in such Prospectus/Proxy Statement.

PricewaterhouseCoopers LLP

Sacramento, California
February 11, 1999